EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


              We consent to the incorporation by reference in this Registration Statement of Loews Corporation on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Loews Corporation for the year ended
         December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement (No. 333-22113) previously filed with the Securities and Exchange Commission on February 20, 1997 and incorporated by reference in this Registration Statement.



         DELOITTE & TOUCHE LLP
         New York, New York

         September 15, 1997